

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the
Newell Co. and Subsidiaries Consolidated Balance Sheets and Statements
of Income and is qualified in its entirety by reference to such financial statements.
<MULTIPLIER>   1,000

<PERIOD-TYPE>                          12-MOS
<FISCAL-YEAR-END>                      DEC-31-1997
<PERIOD-END>                           DEC-31-1997
<CASH>                                                          36,103
<SECURITIES>                                                         0
<RECEIVABLES>                                                  524,613
<ALLOWANCES>                                                   (17,673)  <F1>
<INVENTORY>                                                    625,208
<CURRENT-ASSETS>                                             1,381,620
<PP&E>                                                       1,141,349   <F2>
<DEPRECIATION>                                                (445,263)  <F2>
<TOTAL-ASSETS>                                               3,943,812
<CURRENT-LIABILITIES>                                          664,025
<BONDS>                                                        783,980
<PREFERRED-MANDATORY>                                          500,000
<PREFERRED>                                                          0
<COMMON>                                                       159,236
<OTHER-SE>                                                   1,555,058
<TOTAL-LIABILITY-AND-EQUITY>                                 3,943,812
<SALES>                                                      3,234,261
<TOTAL-REVENUES>                                             1,045,918
<CGS>                                                        2,188,343
<TOTAL-COSTS>                                                2,694,527
<OTHER-EXPENSES>                                                58,935
<LOSS-PROVISION>                                                 3,899   <F1>
<INTEREST-EXPENSE>                                              73,621
<INCOME-PRETAX>                                                480,799
<INCOME-TAX>                                                   190,397
<INCOME-CONTINUING>                                            290,402
<DISCONTINUED>                                                       0
<EXTRAORDINARY>                                                      0
<CHANGES>                                                            0
<NET-INCOME>                                                   290,402
<EPS-PRIMARY>                                                     1.83
<EPS-DILUTED>                                                     1.82

<F1> Allowances for doubtful accounts are reported as contra accounts to accounts receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the elements of uncollectibility in the receivables outstanding at the end of the period.
<F2>  See note 1 to consolidated financial statements.


